

<ARTICLE> 5

<LEGEND>
  THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE SEPTEMBER 30,
  1994 FINANCIAL STATEMENTS OF THE TRAVELERS INC. AND IS QUALIFIED IN ITS ENTIRETY BY
  REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>

<MULTIPLIER> 1,000,000


<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1994
<PERIOD-END>                               SEP-30-1994

<CASH>                                        $  1,208
<SECURITIES>                                    73,796 <F1>
<RECEIVABLES>                                   18,920 <F2>
<ALLOWANCES>                                         0 <F3>
<INVENTORY>                                          0 <F3>
<CURRENT-ASSETS>                                     0 <F3>
<PP&E>                                               0 <F3>
<DEPRECIATION>                                       0 <F3>
<TOTAL-ASSETS>                                 116,380

<CURRENT-LIABILITIES>                                0 <F3>
<BONDS>                                         13,433 <F4>
<PREFERRED-MANDATORY>                              138
<PREFERRED>                                        800
<COMMON>                                             4
<OTHER-SE>                                       7,879 <F5>
<TOTAL-LIABILITY-AND-EQUITY>                   116,380

<SALES>                                              0 <F3>
<TOTAL-REVENUES>                                14,084
<CGS>                                                0 <F3>
<TOTAL-COSTS>                                   12,554
<OTHER-EXPENSES>                                     0 <F3>
<LOSS-PROVISION>                                   112 <F6>
<INTEREST-EXPENSE>                                 875 <F6>
<INCOME-PRETAX>                                  1,530
<INCOME-TAX>                                       538
<INCOME-CONTINUING>                                992
<DISCONTINUED>                                       0 <F3>
<EXTRAORDINARY>                                      0 <F3>
<CHANGES>                                            0 <F3>
<NET-INCOME>                                       992
<EPS-PRIMARY>                                     2.88
<EPS-DILUTED>                                        0 <F3>

<F1> Includes the following items from the financial statements: total investments $39,747;
     securities borrowed or purchased under agreements to resell $26,656; and trading securities owned, at market value $7,393.

<F2> Includes the following items from the financial statements: brokerage receivables
     $7,752; net consumer finance receivables $6,615 and other receivables $4,553.

<F3> Items which are inapplicable relative to the underlying financial statements are indicated with a zero as required.
<F4> Includes the following items from the financial statements: investment banking and brokerage borrowings $3,735; short-term borrowings $2,905 and long-term debt $6,793.

<F5> Includes the following items from the financial statements: additional paid-in capital
     $6,655; retained earnings $3,933; treasury stock $(1,359); and unrealized gain (loss) on investment securities and other,  $(1,350).

<F6> Included in total costs and expenses applicable to sales and revenues.


